Exhibit 99.1
FOR IMMEDIATE RELEASE

CARROLS RESTAURANT GROUP, INC. COMPLETES THE ACQUISITION OF 30 BURGER KING® RESTAURANTS IN NORTH CAROLINA

Syracuse, New York — (Business Wire) — October 9, 2014 — Carrols Restaurant Group, Inc. ("Carrols") (Nasdaq: TAST) today announced that on October 8, 2014 it completed its previously announced acquisition of 30 BURGER KING® restaurants located in eastern North Carolina.

Carrols is the largest BURGER KING® franchisee in the world and has operated BURGER KING® restaurants since 1976. With this acquisition Carrols has purchased 59 restaurants in 2014 and now operates a total of 611 BURGER KING® restaurants in 13 states, including 164 restaurants in North Carolina.

For more information on Carrols, please visit the company's website at www.carrols.com.

Investor Relations:
800-348-1074 ext. 3333
investorrelations@carrols.com